UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VALLEY NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 6, 2005

To Our Shareholders:

The annual meeting of shareholders of Valley National Bancorp will be held at the Prime Hotel & Suites (formerly the Radisson Hotel), 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 6, 2005 at 2:00 p.m. to vote on these proposals:

1.	To elect 15 directors.

2.	To vote on the approval of the adoption of the 2004 Director Restricted Stock Plan.

3.	To vote on the re-approval of the Section 162(m) performance criteria under the Executive Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 18, 2005 are entitled to notice of and to vote at the meeting. Whether or not you plan to attend the meeting, please execute and return the enclosed proxy in the envelope provided or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card.

By Order of the Board of Directors

Gerald H. Lipkin Chairman, President and Chief Executive Officer

March 7, 2005

VALLEY NATIONAL BANCORP

1455 Valley Road

Wayne, New Jersey 07470

PROXY STATEMENT

GENERAL PROXY STATEMENT INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Valley National Bancorp (“Valley” or the “Company”) for use at Valley’s 2005 annual meeting of shareholders and at any adjournment of the meeting. You are cordially invited to attend the meeting, which will be held at the Prime Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 6, 2005 at 2:00 p.m. local time. This proxy statement is first being mailed to shareholders on or about March 7, 2005.

Shareholders Entitled to Vote

The record date for the meeting is February 18, 2005. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

On the record date there were 98,877,262 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

Multiple Copies of Valley’s Annual Report and Proxy Statement

When more than one holder of Valley common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Valley common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

Valley will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of Valley’s annual report and proxy statement, you may call or write Dianne M. Grenz, Senior Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380 or e-mail her at dgrenz@valleynationalbank.com. You may also access a copy of Valley’s annual report and proxy statement on Valley’s website, www.valleynationalbank.com.

You may also contact Ms. Grenz at the address or telephone number above if you are a shareholder of record of Valley and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of Valley’s annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of Valley’s annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Proxies and Voting Procedures

Your vote is important and you are encouraged to vote your shares promptly.

Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends—that is, FOR the election of the 15 nominees for director named in this proxy statement, FOR the 2004 Director Restricted Stock Plan, and FOR the re-approval of the Executive Incentive Plan performance criteria. If any other matters are properly presented at the meeting for consideration, such as consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the meeting.

We are offering you three alternative ways to vote your shares.

To Vote by Mail

To vote your proxy by mail, please sign, date, and mail your proxy card in the envelope provided as soon as possible.

To Vote by Telephone (Touch-Tone Phone Only)

If you wish to vote by telephone, call toll-free 1-800-776-9437 and follow the instructions. Have your proxy card available when you call.

To Vote by Internet

If you wish to vote using the Internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

Regardless of the method that you use to vote, you will be able to vote in person or revoke your proxy if you follow the instructions provided below in the section entitled “Voting in Person; Revoking Your Proxy.”

If you are a participant in Valley’s dividend reinvestment plan, the shares that are held in your dividend reinvestment account will be voted in the same manner as your other shares, whether you vote by mail, by telephone or by Internet.

If you are an employee or former employee of Valley, and participate in Valley’s Savings and Investment Plan (a 401(k) plan with an employee stock ownership feature— “KSOP”), you will receive one proxy card representing the total shares you own through this plan. The proxy card will serve as a voting instruction card for the trustee of the plan where all accounts are registered in the same name. If you own shares through the KSOP and do not vote, the plan trustee will vote the plan shares in the same proportion as shares for which instructions were received under the plan. The plan trustee will also vote the unvoted and unallocated KSOP suspense account plan shares in the same proportion as shares for which instructions were received under the plan. Therefore, if you are a participant in the KSOP and vote your shares, the trustee will use your vote when determining the correct proportion.

Voting in Person; Revoking Your Proxy

The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting. If you submit a proxy and then wish to change your vote or vote in person at the meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is exercised by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the meeting by the Corporate Secretary of Valley, Alan D. Eskow, at 1455 Valley Road, Wayne, New Jersey 07470, or it must be delivered to the Corporate Secretary at the meeting before proxies are voted. You may also revoke your proxy by submitting a new proxy via telephone or the Internet. You will be able to change your vote as many times as you wish prior to the annual meeting and the last vote received chronologically will supercede any prior votes.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Directors will be elected by a plurality of the votes cast at the meeting. Thus, an abstention or a broker “non-vote” will have no effect on the outcome of the vote on election of directors at the meeting. The vote required for the approval of the 2004 Director Restricted Stock Plan and the re-approval of the Executive Incentive Plan performance criteria are described within each Item below.

Method and Cost of Proxy Solicitation

This proxy solicitation is being made by Valley’s Board of Directors and Valley will pay the cost of soliciting proxies. Proxies may be solicited by officers, directors and employees of Valley in person, by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of Valley common stock.

ITEM 1—ELECTION OF DIRECTORS

DIRECTOR INFORMATION

Under Valley’s by-laws, the Board of Directors fixes the exact number of directors, with a minimum of 5 and a maximum of 25. The Board has fixed the number of directors at 15.

The persons named in the proxy card intend to vote the proxies FOR the election of the 15 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election and the Board selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

Each candidate for director has been nominated to serve a one-year term until Valley’s 2006 annual meeting and thereafter until the person’s successor has been duly elected and qualified. The following table sets forth the names and ages of the Board’s nominees for election, the nominees’ position with Valley (if any), the principal occupation or employment of each nominee for the past five years, any other directorships held by the nominee with companies registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act and the period during which each nominee has served as a director of Valley. The nominees’ prior service as directors includes prior service as directors of Valley National Bank (the “Bank”) prior to the formation of the holding company.

Joseph Coccia, Jr. and Peter Southway are retiring from the Board at the Meeting after many years of service to Valley and the Bank.

Name, Age and Position With Valley	Principal Occupations During Past Five Years; Other Public Company Directorships	Director Since
Andrew B. Abramson, 51	President and Chief Executive Officer, The Value Group, Inc. (real estate development and property management firm)	1994

Pamela Bronander, 48	Vice President, KMC Mechanical, Inc. (mechanical contractor); former Executive Vice President, Scandia Packaging Machinery Co. (designs & builds packaging machinery)	1993

Eric P. Edelstein, 55	Executive Vice President and Chief Financial Officer, Griffon Corporation (manufacturer and developer of variety of products); former Managing Partner-Business Consulting National Practices of Arthur Andersen LLP. Member of the Board of Directors of Computer Horizons Corporation	2003

Mary J. Steele Guilfoile, 50	Chairman of MG Advisors, Inc. (privately owned financial services merger and acquisition advisory and consulting firm); former Executive Vice President and Chief Administrative Officer of J. P. Morgan Chase & Co.; former Partner, Chief Financial Officer and Chief Operating Officer of The Beacon Group (private equity, strategic advisory and wealth management partnership); CPA. Member of the Board of Directors of Viasys Healthcare, Inc.	2003

H. Dale Hemmerdinger, 60	President of The Hemmerdinger Corporation (a commercial and residential real estate ownership and development company) and Chairman of Atlas Real Estate Funds, Inc.	2003

Graham O. Jones, 60*	Attorney, Jones & Jones	1997

Walter H. Jones, III, 62*	Former Chairman of the Board of Hoke, Inc., its affiliates and subsidiaries (manufacturer of precision fluid control products)	1997

Gerald Korde, 61	President, Birch Lumber Company, Inc. (wholesale and retail lumber distribution company)	1989

Name, Age and Position With Valley	Principal Occupations During Past Five Years; Other Public Company Directorships	Director Since
Michael L. LaRusso, 59	Former Executive Vice President and Director of Corporate Monitoring Group-Union Bank of California	2004	**

Gerald H. Lipkin, 64 Chairman, President and Chief Executive Officer	Chairman, President and Chief Executive Officer of Valley National Bancorp and Valley National Bank	1986

Robinson Markel, 70	Member of the law firm of KMZ Rosenman since 1998; former Director of Merchants New York Bancorp, Inc. and The Merchants Bank of New York	2001

Robert E. McEntee, 72	Management Consultant; CPA	1979

Richard S. Miller, 70	President, Williams, Caliri, Miller & Otley, A Professional Corporation (law firm); former Director of Ramapo Financial Corporation and The Ramapo Bank	1999

Barnett Rukin, 64	Chief Executive Officer, SLX Capital Management (asset manager); former Senior Vice President and Regional Chief Executive Officer, Northeast Region, Coach USA (bus company); former Chairman and Chief Executive Officer, Hudson Transit Lines, Inc. (operator of Short Line Bus Company)	1991

Leonard J. Vorcheimer, 62	Principal, L.J.V. Enterprises (investment concern)	1992

*	Walter H. Jones, III and Graham O. Jones are brothers.

**	Mr. LaRusso, currently a director, was appointed by the Board in November 2004 and has not been previously elected by the shareholders.

Recommendation and Vote Required on Item 1

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINATED SLATE OF DIRECTORS.

Directors will be elected by a plurality of the votes cast at the annual meeting, whether in person or by proxy.

ITEM 2— APPROVAL OF THE

ADOPTION OF THE 2004 DIRECTOR RESTRICTED STOCK PLAN

General

The Company’s shareholders are being asked to approve the 2004 Director Restricted Stock Plan (the “Director Plan”). The Director Plan is intended to provide the non-employee members of the Board of Directors (the “Board”) of Valley with the opportunity to forego some or all of their annual cash retainer and meeting fees in exchange for shares of Valley restricted stock. The amount of restricted stock to be received under the Director Plan is determined by dividing the amount of the foregone fees by the product of 75% (or such other percentage as is determined by the Board) and the closing stock price per share for Valley’s Common Stock on the date of award. Any shares of restricted stock that are awarded may be increased to reflect any dividends that were declared and paid during the applicable fiscal year. Unlike cash fees, which are taxable when received, the restricted stock, which is subject to a substantial risk of forfeiture, is not taxable to the recipients until the awarded shares become vested. The restricted stock generally will become vested in five years, although certain events described below will cause vesting to occur earlier. In the event that the Director Plan is not approved by the shareholders, then any foregone cash fees will be paid to the applicable directors, under the Directors Deferred Compensation Plan (the “DCP”.) The Board of Directors and the Compensation Committee (the “Committee”) view the Director Plan as a key part of Valley’s director compensation program.

Shares to be Available

The number of shares of Common Stock to be reserved and available for awards under the Director Plan will be 300,000 shares. For a further discussion see “Shares Available; Adjustments in Authorized Shares” below.

Approval Required

In accordance with the listing requirements of the New York Stock Exchange, shareholder approval of the Director Plan requires the affirmative vote of a majority of votes cast where total votes cast represent over 50% of all shares entitled to vote. Total votes cast include those cast for or against or abstaining with respect to this proposal. Broker non-votes are not counted as votes cast. The Board of Directors recommends that shareholders vote “FOR” the Director Plan.

Description of the Director Plan

The following is a general description of the material features of the Director Plan. This description is qualified in its entirety by reference to the full text of the Director Plan, a copy of which is attached as Appendix A.

Purpose. The purpose of the Director Plan is to increase ownership interest in Valley of Nonemployee Directors whose services are considered essential to Valley’s continued progress and to provide a further incentive for attracting and retaining directors of Valley. The Director Plan provides for the payment of shares of restricted Common Stock to Nonemployee Directors who elect to receive restricted Common Stock in lieu of cash retainer and meeting fees (an “Award”). The effectiveness of the Director Plan is conditioned upon shareholder approval of the Director Plan, and no shares shall be issued hereunder prior to the date on which the shareholders of Valley approve the Board’s adoption.

Eligibility. Nonemployee Directors (individuals who are members of the Board, but who are not employees of Valley or any of its subsidiaries) who have elected to receive shares of restricted Common Stock (“Restricted Stock”) in lieu of cash fees (fees payable to a Nonemployee Director for attendance at regular meetings of the Board and the annual retainer fee payable to a Nonemployee Director under Valley’s compensation policies for directors) are eligible participants under the Director Plan (a “Participant”).

Administration. The Board shall be responsible for administering, and shall have all of the powers necessary to administer, the Director Plan. The Board may appoint agents as it deems necessary for the effective performance of its duties, and may delegate to such agents its powers and duties as the Board deems expedient or appropriate, consistent with the intent of the Director Plan. The decision of the Board upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

Shares Available; Adjustments in Authorized Shares. The maximum number of shares of Common Stock that may be delivered under the Director Plan shall equal three hundred thousand (300,000). If any shares of Restricted Stock awarded hereunder are canceled, lapse or are forfeited, such shares shall again be available for delivery under the Director Plan. Shares delivered under the Director Plan may be original issue shares, treasury stock or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of Valley (or the Chief Financial Officer’s designee) from time to time.

Such shares shall be subject to adjustment or substitution in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of Valley, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code of 1986, as amended) or any partial or complete liquidation of Valley.

As of February 18, 2005, the record date, the closing price of the Common Stock of Valley on the New York Stock Exchange was $26.35 per share.

Restricted Stock Awards. Participants may elect to forego certain cash fees in exchange for shares of Common Stock. Such elections are payable in the form of whole shares of Restricted Stock. The total number of shares of Restricted Stock to be issued to a Participant in lieu of cash fees is determined by dividing those fees by the product of 75% and the closing stock price in dollars per share of Valley’s Common Stock on the date of the Award (or such other percentage or as of such other date as is determined by the Board). The Board may elect to permit Participants to forego fees throughout an entire fiscal year and to have Restricted Stock awarded at the beginning of such year pursuant to the formula set forth above. Any shares of Restricted Stock that are to be awarded may be increased to reflect any dividends that were declared and paid with respect to Common Stock during the fiscal year. In no event shall Valley be obligated to issue fractional shares, but instead will pay any fractional shares in cash based on the closing stock price of the Common Stock on the date of the Award.

Except as otherwise provided in the Director Plan, no shares of Restricted Stock will vest until the fifth anniversary of the date of the Award (the “Vesting Date”). If the Participant ceases to serve as a Nonemployee Director before the Vesting Date due to the Participant’s death, the Participant’s resignation due to a Disability, the Participant’s inability to stand for re-election due to age restrictions, or the Participant’s failure to be re-elected after standing for re-election, or if there is a Change in Control (as defined in the Director Plan) prior to the Vesting Date, then the shares shall become fully vested. If the Participant ceases to serve as a Nonemployee Director prior to the Vesting Date for any other reason, the unvested Restricted Stock will be forfeited. A Participant may not sell, transfer or otherwise dispose of any shares of Restricted Stock until they become vested; however, the Participant will have the right to receive dividends with respect to the shares and to vote the shares prior to vesting.

Resales of Shares. The Company may impose restrictions on the sale or other disposition of shares, may cause legends to be put on the shares to give notice of such restrictions and will retain custody of all shares of Common Stock granted under the Director Plan in escrow until such time as the retained shares become vested.

Compliance with Law and Other Conditions; New Plan Benefits. No shares shall be issued under the Director Plan prior to compliance by Valley, to the satisfaction of its counsel, with all applicable laws. No Awards will be granted pursuant to the Director Plan until it is approved by Valley’s shareholders. In addition, Awards are subject to the discretion of the Board, and therefore amounts which would have been received by the eligible Participants, if the Director Plan had been in place for fiscal 2004, or for such amounts which may be granted in the future, are not determinable.

Amendment, Modification and Termination of the Director Plan. The Board may amend the Director Plan in whole or in part and at any time to terminate the Director Plan; provided, however, that an amendment to the

Director Plan may be conditioned on the approval of the stockholders of Valley if stockholder approval is necessary or appropriate. No termination, amendment, or modification of the Director Plan shall adversely affect in any material way any Award previously granted under the Director Plan, without the written consent of the affected Participant.

Obligations Unfunded and Unsecured. The Director Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of Valley or any subsidiary (including Common Stock) for payment of any amounts or issuance of any shares of Common Stock hereunder. No Participant or other person shall own any interest in any particular assets of Valley or any subsidiary (including Common Stock) by reason of the right to receive Restricted Stock under the Director Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of Valley with respect to any rights under the Director Plan and the DCP. Nothing contained in the Director Plan or the DCP and no action taken pursuant to the provisions of the Director Plan or the DCP shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst Valley, any subsidiary, and the Participants, their designated beneficiaries or any other person.

Federal Income Tax Implications of the Director Plan

Restricted Stock granted to Participants under the Director Plan generally will not be taxable for federal income tax purposes upon the grant thereof. Rather, such Participants will be required to recognize “ordinary” income equal to the fair market value of the Restricted Stock when such Restricted Stock is no longer “subject to a substantial risk of forfeiture;” that is, when the Restricted Stock vests (the “Vesting Date”). After the Vesting Date: (i) the Restricted Stock will be treated as owned by the Participant, (ii) the Participant will recognize capital gain or capital loss, as the case may be, upon any subsequent sale of the Restricted Stock, equal to the difference between the Participant’s amount realized and his or her tax basis in such Restricted Stock, (iii) the Participant will have a tax basis in such Restricted Stock equal to the fair market value thereof as of the Vesting Date, and (iv) the holding period for determining whether the capital gain or loss is long-term or short-term will commence as of the Vesting Date.

Alternatively, Participants who are granted Restricted Stock under the Director Plan may make an election under Section 83(b) of the Internal Revenue Code within thirty (30) days after the date of grant (the “Grant Date”), in which case the full fair market value of such Restricted Stock (determined without regard to restrictions) will be includible as ordinary income as of the Grant Date. In the event that a Participant makes an Section 83(b) Election, (i) the Restricted Stock will be treated as owned by such Participant as of the Grant Date, (ii) the Participant will recognize capital gain or capital loss, as the case may be, upon any subsequent sale of the Restricted Stock equal to the difference between the Participant’s amount realized and his or her tax basis in such Restricted Stock, (iii) the Participant will have a tax basis in such Restricted Stock equal to the fair market value thereof of the Grant Date, (iv) the holding period for determining whether the capital gain or loss is long-term or short-term will commence as of the Grant Date, and (v) in the event that the Restricted Stock is subsequently forfeited by the Participant prior to the Vesting Date, the Participant will generally not be entitled to any loss deduction.

The Company will generally be entitled to a tax deduction equal to the amount recognized as ordinary income in connection with the issuance of Restricted Stock under the Director Plan. The Company will generally be entitled to its tax deduction at the same time that the ordinary income is recognized by the Participants. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a Participant with respect to Restricted Stock granted under the Director Plan.

The foregoing provides only a general description of the application of federal income tax laws to awards of Restricted Stock under the Director Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting, and not as tax advice or guidance to Participants in the Director Plan, as the consequences may vary depending upon specific circumstances. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

Recommendation on Item 2

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE DIRECTOR RESTRICTED STOCK PLAN.

ITEM 3 – RE-APPROVAL OF THE VALLEY NATIONAL BANCORP

EXECUTIVE INCENTIVE PLAN PERFORMANCE CRITERIA FOR PURPOSES OF CODE SECTION

162(m)

Section 162(m) of the Internal Revenue Code generally provides that a public company (such as Valley) may not deduct compensation paid to its chief executive officer or any of the four most highly compensated officers (“Covered Employees”) to the extent it exceeds $1,000,000 in any one tax year, unless the payments are made based upon the attainment of objective performance goals that are approved by shareholders.

In 2000, with shareholder approval, Valley adopted the Valley National Bancorp Executive Incentive Plan (the “EIP”) to provide an incentive mechanism to senior executives to maximize the performance of Valley and its subsidiaries, and to attract and retain achievement-oriented senior executives. Under the EIP, awards are made utilizing objective performance criteria for determining the maximum bonus awards for Covered Employees and certain other senior executives. All officers of Valley or its subsidiaries are eligible for participation under the EIP. Valley’s Compensation Committee administers the EIP and designates employees for participation in the EIP. The Compensation Committee is comprised entirely of “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has designated the Chief Executive Officer and the named Executive Vice Presidents of Valley National Bancorp as the EIP participants for the 2004 tax year.

To qualify under Section 162(m), the material terms under which the particular performance-based compensation is to be paid, including the performance goals, must be disclosed to and approved by shareholders. Section 162(m) requires that the disclosure to shareholders must be specific enough so that shareholders can determine the “maximum amount” of compensation that could be payable to the employee under a performance goal during a specified period. No participant will receive more than $2,000,000 under the EIP for any one calendar year. While the EIP and its material terms, including the performance goals, were approved by shareholders at the 2000 Annual Meeting, the Treasury Regulations under Section 162(m) require that the material terms of the performance goals be re-approved by shareholders in order to maintain compliance with Section 162(m).

The amount of an EIP participant’s award for any calendar year will be based upon performance goals established by the Compensation Committee relating to one or more business criteria that apply to an EIP participant, which may include revenues of Valley or any subsidiary, pre-tax profits of Valley or any subsidiary, stock price, market share, earnings per share, return on equity, or costs, as well as projected Company and industry performance, and such other factors as it may deem appropriate, including conditions in the general economy and in the industry. With respect to participants under the EIP, the Compensation Committee has determined that earnings per share, return on equity, and individual performance goals of participating officers are the business criteria to be used for this year. Shareholder approval of the EIP will constitute approval of these performance goals for purposes of bonuses to Covered Employees for deductibility under Section 162(m) of the Code.

Awards for a calendar year will be payable to participants under the EIP following the close of such year, but generally not earlier than the date on which the Compensation Committee certifies in writing that the performance goals have been achieved, unless the Compensation Committee determines that the goals have or will be met before the end of the year, in which case the Compensation Committee can make estimated awards. Awards will generally be paid in cash.

A copy of the EIP is attached as Appendix B to this proxy statement.

Re-approval of the EIP’s material terms, including the performance goals, for Section 162(m) purposes requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome.

Recommendation on Item 3

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE EXECUTIVE INCENTIVE PLAN PERFORMANCE CRITERIA INCLUDED IN ITEM 3.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,655,719	(*)	$22.00	1,562,647
Equity compensation plans not approved by security holders	—		—	—

Total	2,655,719		$22.00	1,562,647

(*)	Does not include 49,360 options issued under plans of companies acquired by Valley that are still outstanding. No further options may be issued under these plans.

CORPORATE GOVERNANCE

General

The business and affairs of Valley are managed under the direction of the Board of Directors. Members of the Board are kept informed of Valley’s business through discussions with the Chairman and Valley’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In this regard, to further educate directors about Valley and assist committees in their work, committees are encouraged to invite non-member directors to attend committee meetings to learn about the workings of the Board. All members of the Board also served as directors of Valley’s subsidiary bank, Valley National Bank, during 2004. It is the Company’s policy that all directors attend the annual meeting absent a compelling reason, such as family or medical emergencies. Last year, all directors then serving attended Valley’s annual meeting.

Valley’s Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements. The Board has adopted corporate governance practices, which the Board and senior management believe promote this purpose. We periodically review these governance practices, the rules and listing standards of the New York Stock Exchange and SEC regulations.

Director Independence

The Board has determined that a majority of the directors and all current members of the Nominating and Corporate Governance, Compensation and Human Resources, and Audit Committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors.

Valley’s independent directors are: Andrew B. Abramson, Pamela Bronander, Joseph Coccia, Jr., Eric P. Edelstein, H. Dale Hemmerdinger, Walter H. Jones, III, Gerald Korde, Michael L. LaRusso, Robinson Markel, Richard S. Miller, Robert E. McEntee, Barnett Rukin, and Leonard J. Vorcheimer.

To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Valley fall within these categories is independent:

•	A loan made by the Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit committee or by any bank regulatory agency which supervised the Bank as substandard, doubtful or loss;

•	A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar customer relationship between Valley or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by Valley or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president;

•	Annual contributions by Valley or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $30,000 in any calendar year;

•

Purchases of goods or services by Valley or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business; or

•	Purchases of goods or services by Valley, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of $60,000 or 5% of the gross revenues of the business.

The Nominating Committee and the Board have reviewed the transactions with Andrew B. Abramson discussed in Certain Transactions With Management below, and determined that Mr. Abramson is “independent” although his relationships fall outside of the categories described above. The Nominating Committee and the Board have made this determination because Mr. Abramson contracted to purchase property held by the bank in foreclosure for $700,000, an amount which is below the $1,000,000 threshold established by the New York Stock Exchange and which was more than the appraised value of the property. Mr. Abramson also contracted to purchase the property after another buyer did not close.

Executive Sessions of Non-Management Directors

Valley’s Corporate Governance Guidelines require the Board to provide for regular executive sessions including only non-management directors. At least once a year, the Board holds an executive session including only independent directors. Valley’s Board has chosen to rotate the presiding director for each meeting among the Chairmen of the Audit, Compensation and Human Resources and Nominating and Corporate Governance Committees.

Shareholder Communications with Directors

The Board of Directors has established the following procedures for shareholder communications with the Board of Directors:

•	Shareholders wishing to communicate with the Board of Directors should send any communication to Board of Directors, Valley National Bancorp, c/o Corporate Secretary of Valley, Alan D. Eskow, at 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

•	The Corporate Secretary will forward such communication to the Board of Directors or as appropriate to the particular committee Chairman, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

•	The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by any Board member, and will regularly review all such communications with the Board or the appropriate committee Chairman.

The Board of Directors has also established the following procedures for shareholder communications with the rotating chairman of the executive sessions of the non-management directors of the Board:

•	Shareholders wishing to communicate with the presiding director of executive sessions should send any communication to the presiding director of executive sessions, Valley National Bancorp, c/o Corporate Secretary of Valley, Alan D. Eskow, at 1455 Valley Road, Wayne, New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

•

The Corporate Secretary will forward such communication to the then presiding director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

•	The Corporate Secretary will maintain a log of, and copies of, all communications for inspection and review by the presiding director of executive sessions, and shall regularly review all such communications with the presiding director at the next meeting.

Committees of the Board of Directors

In 2004, the Board of Directors maintained an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Human Resources Committee. Only independent directors serve on these committees.

During 2004, each director attended 87% or more of the meetings of the full Board of Directors and of each committee on which he or she served. Valley’s Board met nine times during 2004 and the Bank’s Board met fifteen times during 2004.

Audit Committee

Mr. Vorcheimer serves as Chairman of the Audit Committee. Other members of the committee are Messrs. Abramson (Vice Chairman), Edelstein, W. Jones, Korde and McEntee. The Audit Committee met four times during 2004.

The Board of Directors has determined that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board of Directors has also determined that Messrs. McEntee, and Edelstein each meets the SEC criteria of an “audit committee financial expert.”

The Audit Committee operates pursuant to a charter. The charter is attached hereto as Appendix C. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of Valley’s independent auditors, including pre-approval of all audit and non-audit services to be performed by Valley’s independent auditors. Other responsibilities of the Audit Committee pursuant to the charter include: reviewing the scope and results of the audit with Valley’s independent auditors; reviewing with management and Valley’s independent auditors Valley’s interim and year-end operating results including press releases; considering the appropriateness of the internal accounting and auditing procedures of Valley; considering Valley’s outside auditors’ independence; reviewing the risk management and internal compliance functions; reviewing examination reports by bank regulatory agencies; reviewing audit reports prepared by Valley’s internal audit function; and reviewing the response of management to those reports. The Audit Committee reports to the full Board concerning pertinent matters coming before it.

Nominating and Corporate Governance Committee

Valley’s Nominating and Corporate Governance Committee consists of Messrs. W. Jones, (Chairman), Abramson, Coccia, Korde, Markel, McEntee and Miller. This committee reviews qualifications of and recommends to the Board candidates for election as director of Valley and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating and Corporate Governance Committee develops corporate governance guidelines which include director qualifications and standards; director responsibilities; director orientation and continuing education; limitations concerning service on other boards; director access to management and records, criteria for annual self-assessment of the Board, its committees, management and the effectiveness of their functioning. The committee is also charged with reviewing the Board’s adherence to Valley’s corporate governance principles and Code of Conduct. The committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.” During 2004, the committee met four times.

Compensation and Human Resources Committee

Valley’s Compensation and Human Resources Committee consists of Messrs. McEntee (Chairman), Abramson, Hemmerdinger, Korde (Vice Chairman), Markel and Rukin. This committee determines CEO compensation, sets general compensation levels for all officers and employees and sets specific compensation for executive officers. It also administers Valley’s equity compensation plans, including the Long-Term Stock Incentive Plan and makes awards pursuant to those plans. The Board has approved its charter, which delegates to the committee the responsibility to recommend Board compensation. During 2004, the committee met five times.

Availability of Committee Charters

The Audit Committee, Nominating and Corporate Governance Committee and Compensation and Human Resources Committee each operate pursuant to a separate written charter adopted by the Board. Each committee reviews its charter at least annually. All of the committee charters can be viewed at the “Corporate Profile” link on Valley’s website www.valleynationalbank.com. Each charter is also available in print to any shareholder who requests it. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

Nomination of Directors

Nominations for a director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

These include:

•	Directors may not be nominated for election following attainment of age 72 (members over the age of 65 who were directors of Valley as of July 2, 1997 may serve until age 75);

•	The maximum age for an individual to join the Board shall be age 60;

•	Each Board member must demonstrate that he or she is mentally and physically able to serve regardless of age;

•	Each Board member must be a U.S. citizen and comply with all federal regulations;

•	A majority of the Board members must maintain their principal residence within 100 miles of Wayne, New Jersey;

•	Each non-local resident Board member, who also maintain a secondary residence in New Jersey or within 50 miles of Wayne, New Jersey, may not stand for re-election to the Board for more than four terms following his or her establishment of a legal residence outside of the Bank’s primary service area;

•	Each Board member must own a minimum of 5,000 shares of Valley Common Stock of which 1,000 shares must be in his or her own name;

•	Unless there are mitigating circumstances (such as medical or family emergencies), any Board member who attends less than 85% of the Board and assigned Committee Meetings for two consecutive years, will not be nominated for re-election;

•	Each Board member must prepare for meetings by reading information provided prior to the meeting. Each Board member should participate in meetings, for example, by asking questions and by inquiring about policies, procedures or practices of Valley;

•	Each Board member should be available for continuing education opportunities throughout the year;

•	Each Board member is expected to be above reproach in their financial dealings with Valley, the Bank and the community;

•	If a Board member (a) has his or her integrity challenged by a governmental agency (indictment or conviction), (b) files for personal or business bankruptcy, (c) materially violates Valley’s Code of Conduct, or (d) has a loan made to or guaranteed by the director classified as doubtful, the Board member shall resign. If a loan made to a director or guaranteed by a director is classified substandard, the Board may ask the director to resign;

•	Each Board member should not serve on the board of any other bank or financial institution while a member of Valley’s Board;

•	Each Board member should be an advocate for Valley within the community; and

•	It is expected that the Bank will be utilized by the Board member for his or her personal and business affiliations.

The Nominating and Corporate Governance Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. The Committee will consider nominations made by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and supporting materials to Valley’s Corporate Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating and Corporate Governance Committee must have a 1% stake in the Company. In addition, the Nominating and Corporate Governance Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For Valley’s annual meeting in the year 2006, we must receive this notice on or after November 7, 2005, and on or before December 7, 2005. The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

•	if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in the SEC and NYSE rules or an audit committee financial expert as defined by the Sarbanes-Oxley Act of 2002;

•	if the Committee deems it applicable, whether the candidate would be considered independent under the NYSE rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;

•	willingness to apply sound and independent business judgment;

•	ability to work productively with the other members of the Board;

•	availability for the substantial duties and responsibilities of a Valley National Bancorp director; and

•	meets the additional criteria set forth in Valley’s Corporate Governance Guidelines.

You can obtain a copy of the full text of Valley’s policy regarding shareholder nominations by writing to Dianne M. Grenz, Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Valley has adopted a Code of Conduct which applies to Valley’s chief executive officer, principal financial officer, principal accounting officer and to all other Valley directors, officers and employees. The Code of Conduct is available in the “Corporate Profile” section of Valley’s website located at www.valleynationalbank.com. The Code of Conduct is also available in print to any shareholder who requests it. Valley will disclose any substantive amendments to or waiver from provisions of the Code of Conduct made with respect to the chief executive officer, principal financial officer or principal accounting officer on that website.

We have also adopted Corporate Governance Guidelines, which are intended to provide guidelines for the governance of Valley by the Board and its committees. The Corporate Governance Guidelines are available at the “Corporate Profile” section of Valley’s website located at www.valleynationalbank.com. The Corporate Governance Guidelines are also available in print to any shareholder who requests them.

STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table contains information about the beneficial ownership of Valley common stock at December 31, 2004 by each director, by each Valley executive officer for whom individual information is required to be set forth in this proxy statement under rules of the Securities and Exchange Commission, and by directors and all executive officers as a group. We know of no person or group that beneficially owns 5% or more of Valley’s common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (2)
Directors and Named Officers:
Andrew B. Abramson	188,794	(3)	0.19%
Pamela Bronander	9,413	(4)	0.01
Joseph Coccia, Jr.	337,841	(5)	0.34
Peter Crocitto	202,195	(6)	0.20
Eric P. Edelstein	5,250		0.01
Alan D. Eskow	104,925	(7)	0.10
Mary J. Steele Guilfoile	265,077	(8)	0.26
H. Dale Hemmerdinger	19,303	(9)	0.02
Graham O. Jones	839,911	(10)	0.84
Walter H. Jones, III	1,084,575		1.08
Gerald Korde	1,529,045	(11)	1.52
Michael L. LaRusso	5,500		0.01
James G. Lawrence	360,852	(12)	0.36
Gerald H. Lipkin	483,600	(13)	0.48
Robinson Markel	360,198	(14)	0.36
Robert E. McEntee	81,849	(15)	0.08
Robert M. Meyer	236,288	(16)	0.24
Richard S. Miller	69,912	(17)	0.07
Barnett Rukin	47,174	(18)	0.05
Peter Southway	310,077	(19)	0.31
Leonard J. Vorcheimer	71,752	(20)	0.07
Spencer B. Witty (Director Emeritus)	1,424,890	(21)	1.42
Directors and Executive Officers as a group (34 persons)	8,855,001	(22)	8.82

NOTES:

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2)	The number of shares of Valley common stock used in calculating the percentage of the class owned includes 98,855,536 shares of Valley common stock outstanding as of December 31, 2004. The table also includes 1,565,500 shares purchasable pursuant to stock options for Valley shares that were exercisable within 60 days of December 31, 2004.

(3)	This total includes 5,440 shares held by Mr. Abramson’s wife, 15,979 shares held by his wife in trust for his children, 3,226 shares held by a family trust of which Mr. Abramson is a trustee, 7,275 shares held by a family foundation, 81,128 shares held by a trust of which Mr. Abramson is a trustee and 5,072 shares held in self-directed IRA Plans of which Mr. Abramson and his wife are beneficiaries.

(4)	This total includes 1,657 shares held in custody for Ms. Bronander’s children and 852 shares held in a trust of which Ms. Bronander is trustee.

(5)	This total includes 170,659 shares held by Mr. Coccia jointly with his wife, 62,182 shares held by a family foundation of which Mr. Coccia is a co-trustee and 52,500 shares held by his wife.

(6)	This total includes 126 shares held by Mr. Crocitto’s wife, 1,943 shares held in his KSOP, 2,590 shares held by Mr. Crocitto as custodian for his children, 18,549 restricted shares, and 80,731 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2004, but not the 39,264 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2004.

(7)	This total includes 1,715 shares held in Mr. Eskow’s KSOP, 567 shares held in his IRA, 1,654 shares held jointly with his wife, 552 shares in an IRA held by his wife, 18,405 restricted shares and 42,465 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2004, but not the 38,976 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2004.

(8)	This total includes 123,465 shares held by Ms. Guilfoile’s spouse.

(9)	This total includes 732 shares held by a family foundation, 1,000 shares held by Mr. Hemmerdinger’s wife, 12,371 shares held by a corporation of which Mr. Hemmerdinger controls and 4,150 shares held by a corporate pension plan of which Mr. Hemmerdinger and his wife are beneficiaries.

(10)	This total includes 13,564 shares owned by trusts for the benefit of Mr. G. Jones’ children of which his wife is co-trustee.

(11)	This total includes 231,953 shares held in the name of Mr. Korde’s wife, 557,235 shares held by his wife as custodian for his children, 213,462 shares held by a trust of which Mr. Korde is a trustee and 85,579 shares held in Mr. Korde’s self-directed IRA.

(12)	This total includes 15,242 shares owned by Mr. Lawrence’s wife, 101,573 shares owned by family members which Mr. Lawrence has the power to vote pursuant to a proxy, 819 shares held by Mr. Lawrence as custodian for his son, 686 shares held by his spouse and himself as custodians for their grandchildren and 19,463 shares owned by a trust of which he is a beneficiary. This total also includes 5,725 restricted shares and 7,619 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2004, but not 27,318 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2004.

(13)	This total includes 68,623 shares held in the name of Mr. Lipkin’s wife, 107 shares held jointly with his wife, 1,412 shares held in his KSOP, 10,969 shares held by a self-directed IRA of which Mr. Lipkin and his wife are beneficiaries and 19,202 shares held by a family charitable foundation of which Mr. Lipkin is a co-trustee. This total also includes Mr. Lipkin’s 28,238 restricted shares and 127,388 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2004, but not the 28,377 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2004.

(14)	This total includes 3,842 shares owned by Mr. Markel’s wife, 22,914 shares held by his wife in trust for his children, 63,574 shares owned by Mr. Markel in his self-directed IRA and 194,425 shares owned by his sister, which Mr. Markel has power to vote. Mr. Markel disclaims beneficial ownership of the shares held by his wife, the shares held by his wife in trust for his children and shares owned by his sister.

(15)	This total includes 1,250 shares held in the name of Mr. McEntee’s wife, 72,757 shares held jointly with his wife and 7,842 shares held by Mr. McEntee in a self-directed Keogh Plan.

(16)	This total includes Mr. Meyer’s 18,549 restricted shares, 130,259 shares held jointly with his wife, 1,616 shares held in his KSOP and 80,727 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2004, but not the 39,264 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 2004.

(17)	This total includes 20,337 shares held in Mr. Miller’s self-directed IRA, 24,513 shares held jointly with his wife, 1,847 shares held by a corporation for which Mr. Miller is a 20% shareholder and 6,097 shares held by his wife. This total also includes 8,576 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2004. Mr. Miller had no other stock options as of December 31, 2004. Mr. Miller disclaims beneficial ownership of the 6,097 shares held by his wife and all shares held by the corporation except 369 shares.

(18)	This total includes 18,078 shares held by Mr. Rukin’s wife, as custodian and Mr. Rukin, as trustee, in various accounts for their children and 3,828 shares held by a private foundation of which Mr. Rukin is an officer.

(19)	This total includes 17,218 shares held in the name of Mr. Southway’s wife, 8,500 shares held in a family foundation, 4,579 shares held in his self-directed IRA and KSOP and 1,231 shares held in his wife’s IRA. This total also includes Mr. Southway’s 47,416 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2004. Mr. Southway had no other stock options as of December 31, 2004.

(20)	This total includes 5,008 shares held by a family trust of which Mr. Vorcheimer is a trustee.

(21)	This total includes 9,765 shares held by Mr. Witty’s wife, 413,662 shares held in a trust of which Mr. Witty is a trustee, 291,062 shares held in a trust of which Mr. Witty is a co-trustee and 4,824 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2004. Mr. Witty had no other stock options as of December 31, 2004. Mr. Witty disclaims beneficial ownership of the shares held by his wife and the shares held by the trusts.

(22)	This total includes 816,580 shares owned by twelve executive officers who are not directors or Named Officers, which total includes 45,372 restricted shares and 228,306 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2004, but not the 166,808 shares potentially available in the future by exercise of their stock options not exercisable within 60 days of December 31, 2004. The total does not include shares held by the Bank’s trust department.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation earned in the past three years by the listed persons for services performed in all capacities for Valley and its subsidiaries.

Name and Principal Position with Valley National Bancorp and Valley National Bank	Annual Compensation			Long Term Compensation Awards
	Year	Salary($)	Bonus($)	Restricted Stock Award(s) (1)($)		Securities Underlying Options/SARs (2)(4)(#)	All Other Compensation (3)($)
Gerald H. Lipkin Chairman, President and Chief Executive Officer	2004 2003 2002	650,000 625,000 600,000	625,000 625,000 600,000	280,770 217,560 153,909 183,563	(3)	21,000 19,294 22,050	4,500 48,417 31,712

Peter Crocitto Executive Vice President	2004 2003 2002	330,000 317,000 305,000	170,000 170,000 160,000	209,775 190,125 105,320		12,000 12,600 13,230	5,359 6,233 6,569

Alan D. Eskow Executive Vice President and Chief Financial Officer	2004 2003 2002	330,000 300,000 250,000	170,000 170,000 160,000	209,775 190,125 105,320		12,000 12,600 13,230	7,197 8,020 8,253

James G. Lawrence Executive Vice President	2004 2003 2002	400,000 391,200 386,000	150,000 148,900 148,250	69,925 58,500 39,495		12,000 12,600 5,513	4,357 4,598 2,838

Robert M. Meyer Executive Vice President	2004 2003 2002	330,000 317,000 305,000	170,000 170,000 160,000	209,775 190,125 105,320		12,000 12,600 13,230	7,197 8,071 9,397

NOTES:

(1)	As required by Securities and Exchange Commission rules, the dollar amounts set forth in the columns are based on values as of the date of the grants. The dollar amounts in the following paragraph are based on values as of December 31, 2004. Except for Mr. Lipkin, whose 2002 restricted stock award restrictions lapse at the rate of 33% per year, all restrictions on restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The restricted stock awards are made pursuant to the Valley National Bancorp 1999 Long-Term Stock Incentive Plan. Upon a “change in control,” as defined in that plan, all restrictions on shares of restricted stock will lapse and all stock options will vest in full.

For Mr. Lipkin, the column represents awards of 10,500 shares in 2004, 6,615 shares in 2003 and 7,580 shares in 2002. In addition, for 2004, the column represents an award of 8,400 shares in connection with the termination of his split dollar arrangement. See page 24, for a discussion of the termination of Mr. Lipkin’s split dollar arrangement. As of December 31, 2004, Mr. Lipkin held an aggregate of 19,838 shares of restricted stock with a value of $548,521. For Mr. Crocitto, the column represents awards of 7,500 shares in 2004, 6,825 shares in 2003 and 4,410 shares in 2002. As of December 31, 2004, Mr. Crocitto held an aggregate of 18,549 shares of restricted stock with a value of $512,880. For Mr. Eskow, the column represents awards of 7,500 shares in 2004, 6,825 shares in 2003 and 4,410 shares in 2002. As of December 31, 2004, Mr. Eskow held an aggregate of 18,405 shares of restricted stock with a value of $508,898. For Mr. Lawrence, the column represents awards of 2,500 shares in 2004, 2,100 shares in 2003 and 1,654 shares in 2002. As of December 31,

2004, Mr. Lawrence held an aggregate of 5,725 shares of restricted stock with a value of $158,296. For Mr. Meyer, the column represents awards of 7,500 shares in 2004, 6,825 shares in 2003 and 4,410 shares in 2002. As of December 31, 2004, Mr. Meyer held an aggregate of 18,549 shares of restricted stock with a value of $512,880.

(2)	The numbers listed represent stock options granted to the persons listed in the form of qualified incentive stock options granted at the fair market value on the date of grant. Except for Mr. Lipkin’s 2002 stock options, which vest at a rate of 33% per year, all the stock options vest at the rate of 20% per year commencing with the first anniversary except that, upon a “change in control” as defined in the Valley National Bancorp 1999 Long-Term Stock Incentive Plan, all stock options become immediately and fully exercisable.

(3)	All amounts shown in this column reflect employer contributions to a KSOP and group term life insurance premiums paid on behalf of the person listed. In addition, the amounts for Mr. Lipkin include additional cash consideration of $44,210 and $25,250 for 2003 and 2002, respectively, relating to the split dollar life insurance arrangement. See page 24 for a discussion of the termination of Mr. Lipkin’s split dollar arrangement.

(4)	Stock options and stock awards have been adjusted to reflect the 5 percent stock dividend issued on May 17, 2004.

Option Grants in 2004

The following table shows the stock options granted to the person listed in 2004, and their potential value at the end of the option term, assuming certain levels of appreciation of Valley’s common stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARs Granted (#)(2)	Percent of Total Stock Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Gerald H. Lipkin (3)	21,000	5.41%	26.74	02/26/2014	353,149	894,950
Peter Crocitto	12,000	3.09%	27.97	11/16/2014	211,082	534,924
Alan D. Eskow	12,000	3.09%	27.97	11/16/2014	211,082	534,924
James G. Lawrence	12,000	3.09%	27.97	11/16/2014	211,082	534,924
Robert M. Meyer	12,000	3.09%	27.97	11/16/2014	211,082	534,924

NOTES:

(1)	The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Valley’s common stock price. Based upon 98,855,536 common shares outstanding as of December 31, 2004, all shareholders as a group would receive future appreciation of $1,718,992,631 with 5% growth, and $4,356,264,831 with 10% growth, over a 10-year period.

(2)	These stock options become exercisable at the rate of 20% per year beginning February 26, 2005 for Gerald Lipkin and November 16, 2005 for Peter Crocitto, Alan Eskow, James Lawrence and Robert Meyer. The stock options accelerate in the event of a change in control, as defined in the Valley National Bancorp 1999 Long-Term Stock Incentive Plan.

(3)	The number of shares subject to the options, and the exercise price per share, has been adjusted to reflect a subsequent stock dividend and/or stock split.

Aggregated Option Exercises in 2004 and Year-End Option Values

The following table shows the stock options exercised by persons listed in 2004, the number of stock options/SARs remaining unexercised at year-end, and the value of unexercised in-the-money stock options/SARs at year-end.

AGGREGATED OPTION/SAR EXERCISES IN

LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY - End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Gerald H. Lipkin	0	0	127,388/28,377	893,695/166,725
Peter Crocitto	0	0	80,731/39,264	721,222/85,489
Alan D. Eskow	0	0	42,465/38,976	302,924/83,099
James G. Lawrence	0	0	7,619/27,318	22,240/21,741
Robert M. Meyer	0	0	80,727/39,265	721,180/85,489

Pension Plans

Bank Pension Plan. The Bank maintains a non-contributory, defined benefit pension plan for all eligible employees. The annual retirement benefit under the pension plan is (i) 0.85 of 1% of the employee’s average final compensation up to the employee’s average social security wage base plus (ii) 1.15% of the employee’s average final compensation in excess of the employee’s average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the pension plan on December 31, 1988 are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee’s “average final compensation” is the employee’s highest 5 year average of the employee’s annual salary (excluding bonuses, overtime pay and other special pay), i.e., the amount listed as “Salary” in the Summary Compensation Table, subject to each year’s annual compensation limit, currently $205,000 for 2004, received during the last 10 years of employment.

The following table shows the estimated annual retirement benefits from the pension plan, assuming retirement at age 65 and a straight life annuity benefit, for the compensation levels and years of credited service shown.

PENSION PLAN TABLE

	Years of Credited Service
Average Final Compensation	15	20	25	30	35
$25,000	$3,188	$4,250	$5,313	$6,375	$7,438
$50,000	$6,542	$8,723	$10,904	$13,084	$15,265
$100,000	$15,167	$20,223	$25,279	$30,334	$35,390
$150,000	$23,792	$31,723	$39,654	$47,584	$55,515
$210,000 and higher	$34,142	$45,523	$56,904	$68,284	$79,665

NOTES:

1.	Amounts shown reflect the $210,000 limit on compensation and the $165,000 maximum benefit payable and represent the benefits that could be paid from the qualified trust during 2004. These limits are subject to annual cost of living increases.

2.	An employee may receive benefits greater than those shown in the table if (a) his accrued benefit as of December 31, 1988 under the terms of the pre-1989 Plan is higher, (b) his accrued benefit as of December 31, 1993 (based on the compensation limits in effect before 1994) is higher, or (c) he is a participant in the Benefit Equalization Plan, an unfunded arrangement which provides benefits to a select group of highly compensated officers, which is described below.

Benefit Equalization Plan. Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan which provides retirement benefits in excess of the amounts payable from the pension plan for certain highly compensated officers. Benefits are determined as follows: (a) the benefit calculated under the Pension Plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified defined benefit plan, minus (b) the individual’s Pension Plan benefit. In general, officers of Valley who are members of the Pension Plan and who receive annual compensation in excess of the compensation limits under the qualified plan are eligible to participate in the Benefit Equalization Plan. The Compensation and Human Resources Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the Benefit Equalization Plan. Effective January 1, 1989, Gerald Lipkin became a participant in the Benefit Equalization Plan. Effective January 1, 1996, Peter Crocitto became a participant in the Benefit Equalization Plan. Effective January 1, 2001, Alan Eskow and Robert Meyer became participants in the Benefit Equalization Plan. No other Named Officers presently participate.

The following table shows the estimated annual retirement benefits from the Benefit Equalization Plan and qualified Pension Plan combined, assuming retirement at age 65 in 2004 and a straight life annuity benefit, for the compensation levels and years of credited service shown. The chart is calculated using the average social security wage base and social security benefits in effect during 2004.

	Years of Credited Service
Average Final Compensation	15	20	25	30	35	40
$250,000	$43,747	$58,329	$72,911	$87,493	$102,075	$116,658
$300,000	$53,122	$70,829	$88,536	$106,243	$123,950	$141,658
$350,000	$62,497	$83,329	$104,161	$124,993	$145,825	$166,658
$400,000	$71,872	$95,829	$119,786	$143,743	$167,700	$191,658
$450,000	$81,247	$108,329	$135,411	$162,493	$189,575	$216,658
$500,000	$90,622	$120,829	$151,036	$181,243	$211,450	$241,658
$550,000	$99,997	$133,329	$166,661	$199,993	$233,325	$266,658
$600,000	$109,372	$145,829	$182,286	$218,743	$255,200	$291,658
$650,000	$118,747	$158,329	$197,911	$237,493	$277,075	$316,658
$700,000	$128,122	$170,829	$213,536	$256,243	$298,950	$341,658

Gerald Lipkin, Peter Crocitto, Alan Eskow and Robert Meyer have approximately 27, 22, 12 and 6 years of credited service, respectively, under the pension plan (and with respect to the benefit equalization plan for those officers who participate in it) as of January 1, 2004, and, at age 65, would have 29.1, 40, 21.8 and 13.1 years of credited service, respectively. In 2004 the following persons received the compensation shown below for purposes of determining their retirement benefits under the pension plan (and with respect to the benefit equalization plan for those officers who participate in it): Gerald Lipkin $650,000; Peter Crocitto $330,000; Alan Eskow $330,000; and Robert Meyer $330,000. Pursuant to an agreement dated August 17, 1994 and amended on November 1, 2003, a minimum retirement benefit of $300,000 per year is provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity which would pay his wife $200,000 per year in the event of Mr. Lipkin’s death. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

Employment Contracts and Termination of Employment and Change of Control Arrangements

On August 17, 1994, Valley and the Bank entered into a severance agreement with Gerald Lipkin. Valley and the Bank entered into severance agreements with Peter Crocitto and Robert Meyer as of January 1, 1998 and Alan Eskow as of June 18, 2002. Each severance agreement provides that in the event the executive is terminated without cause, he will be entitled to a lump sum payment equal to 12 months of his annual salary at the time of termination, plus a fraction of the bonus paid to him in the previous year, where such fraction is the number of months of the current year during which he served before being terminated, divided by 12. Mr. Lipkin would also receive health and dental benefits through age 67. Mr. Crocitto, Mr. Eskow and Mr. Meyer would receive health, dental benefits, life insurance and disability plan continuance for three years. Mr. Lipkin’s severance agreement provides additional payments in the event of his death or disability.

As of July 7, 1995, Valley and Mr. Lipkin entered into a split dollar life insurance arrangement. Under the arrangement, Mr. Lipkin waived his benefits under Valley’s group term life insurance and Valley agreed to pay the annual premiums necessary to fund a $1,000,000 second-to-die life insurance policy on the lives of Mr. Lipkin and his wife. In an agreement dated as of April 22, 2004, Valley and Mr. Lipkin agreed to terminate the split dollar life insurance arrangement, under which Mr. Lipkin was the insured, and transfer ownership of the life insurance policy to Valley. In consideration of these actions and of the benefits lost by Mr. Lipkin in connection with the termination of the split dollar arrangement, on April 22, 2004, Valley granted Mr. Lipkin 8,400 shares of Valley’s restricted stock.

As of November 30, 2004, Valley and the Bank entered into Amended and Restated Change in Control Agreements with Gerald H. Lipkin, Alan D. Eskow, James G. Lawrence, Robert Meyer and Peter Crocitto clarifying certain terms of the Agreements. The initial term of each Agreement extends for three years with an automatic one-year extension at the end of each year. Except for Mr. Lipkin, the initial term for each executive shall cease at age 65. Pursuant to each Agreement, should Valley undergo a change-in-control (as defined in the agreement) while the executive’s Agreement remains in effect, the executive is provided with a three year employment agreement in the same position, at the same base salary, with a bonus at least equal to the average annual bonus paid to him over the most recent three years, and participation in fringe benefit plans.

If, during such three year period, the executive resigns for “good reason” as defined in the Agreement, or is terminated without cause, he is entitled to an immediate lump-sum payment equal to three times his base salary and (except for Mr. Lawrence) bonus amount, continuation of medical, dental and life insurance benefit coverage for up to a three-year period and (except for Mr. Lawrence) three years of credited service under the Benefit Equalization Plan. Generally, if the executive dies, or is disabled, the executive will not be entitled to benefits under the Agreement. If the executive is terminated for cause or resigns without good reason, the executive will not be entitled to benefits under the Agreement. Mr. Lawrence’s existing employment agreement and employment continuation and non-competition agreement remain unchanged. All change-in-control agreements are for fixed terms, but provide for automatic annual extensions unless Valley takes specific action to halt the renewal.

The change-in-control payments and benefits to the executives will be increased by the amount of the excise tax (and related income and payroll taxes on such amounts) imposed upon all “excess parachute payments” under the Internal Revenue Code so that the executive will be entitled to retain the benefit of these promised payments and benefits without reduction by the excise tax. Excess parachute payments exist when “parachute payments” (i.e., all payments and benefits contingent on a change-in-control) exceed 3 times the employee’s average taxable compensation over the last 5 calendar years. The Long-Term Stock Incentive Plan provides that upon a “change-in-control” (as defined in that plan) all restrictions on shares of restricted stock granted under the plan will lapse and all outstanding stock options under the plan will, for a period of 60 days, become immediately and fully exercisable. The value of any accelerated vesting is considered a parachute payment.

Effective on January 19, 2001, Valley entered into an employment continuation agreement with Mr. Lawrence. The agreement substantially follows the previous employment agreement with Merchants New York Bancorp, Inc. (including with regard to salary and benefits) and provides that Mr. Lawrence will be eligible to participate in Valley’s annual incentive plan for executives. Mr. Lawrence is entitled to receive his salary and benefits until he reaches the age of 65. The agreement provides that Mr. Lawrence will not compete against Valley during his term of employment and for two years thereafter.

Director Compensation Arrangements

Valley pays its directors a $25,000 annual retainer, plus fees of $2,000 per board meeting attended, $1,500 for each Audit Committee meeting attended, $1,000 for each Compensation and Human Resources Committee meeting attended, $1,000 for each Nominating and Corporate Governance Committee meeting attended and $500 for each other committee meeting attended. Each director who is invited to attend a committee meeting as a non-voting member is paid the same fee for attendance as a committee member. Bank directors’ fees consist of $2,000 for each meeting of the Board attended and $500 for each committee meeting attended. Directors of Valley and the Bank who are salaried officers do not receive directors’ fees or retainers. The committee chairmen of Valley’s Board receives an additional retainer of $7,500 per year. The Vice Chairmen of the Audit Committee and Compensation and Human Resources Committee receive an additional retainer of $3,750 per year.

Valley maintains a retirement plan for eligible non-employee directors of Valley and/or the Bank, which was amended in November 2001. The plan provides 10 years of annual benefits to directors with five or more years of service. The benefits commence following the later of a director reaching age 65 or after a director has retired from the Board. The annual benefit is equal to the director’s years of service, multiplied by 5%, multiplied by the final retainer paid by Valley and the Bank to the director at the time of retirement. In the event that the director dies prior to receipt of all benefits, the payments continue to the director’s beneficiary or estate.

In addition, Valley maintains a Directors Deferred Compensation Plan for non-employee directors. The DCP provides Valley’s non-employee directors with the opportunity to elect to defer receipt of some or all of their retainer and meeting fees detailed above. Subject to the approval of shareholders of Valley’s 2004 Director Restricted Stock Plan requested at this meeting, retainer and meeting fees deferred by a non-employee director will be credited to a bookkeeping account and then paid out in restricted stock under the 2004 Director Restricted Stock Plan. In the event that the 2004 Director Restricted Stock Plan is not approved by shareholders, then any foregone cash fees will be paid to the applicable directors, adjusted as determined in the discretion of the Board. For information regarding the 2004 Director Restricted Stock Plan, please see Item 2 “Approval of the Adoption of the 2004 Director Restricted Stock Plan” above.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

The following report was prepared by Valley’s Compensation and Human Resources Committee regarding executive compensation policy and its relation to Valley’s performance.

Compensation Review Process

The Compensation and Human Resources Committee of the Board of Directors, consisting entirely of independent outside directors, is responsible for establishing and overseeing policies governing annual and long-term compensation programs for officers named in the compensation tables shown above and other executive officers of Valley and the Bank. The Compensation and Human Resources Committee approves compensation levels and the Board of Directors ratifies their recommendations.

The committee has used an independent compensation consulting firm to assist it in maintaining levels of executive compensation that are consistent with banks that are similarly situated in terms of business and labor market competition.

It is the committee’s responsibility to evaluate salaries, annual performance goals and awards under annual incentive plans and administer the Long-Term Stock Incentive Plan.

When the committee’s actions relate to officers who also are directors, the Board of Directors (including only independent directors) reviews the recommendations of the committee and approves final compensation arrangements.

Compensation Strategy

The objective of Valley’s executive compensation program is to align compensation with business strategy and the continued enhancement of shareholder value through stock price growth and dividends.

A total compensation approach to determining appropriate compensation levels for executive officers has been adopted by the committee. Total compensation levels (consisting of annual base salary, and annual and long-term incentive award opportunities, including stock options and restricted stock) take into consideration Valley’s performance relative to its compensation peer group and total compensation opportunities for the peer group. Under this total compensation approach, an increasing amount of the executive total compensation mix is based on pay-for-

performance targets and performance compared to peers. The performance measures can vary from year to year and may include, among other performance measures, earnings per share, earnings growth, return on average assets and return on average equity.

In developing compensation targets for base salaries, annual and long-term incentives, labor market competition and business competition are considered. The committee may consider organizations that may differ from the banking organizations included in the industry group used in the Performance Graph of stock growth and dividend reinvestments shown below.

Valley’s size and performance results are taken into consideration to identify appropriate target compensation opportunities for Valley’s executives. As a result, when performance objectives are exceeded, executives have an opportunity to realize compensation above their target compensation levels. When performance objectives are not met, compensation paid may be lower than target.

Specific compensation program components are discussed below.

Base Salary

Base salary levels are determined each year, in part, by considering the labor market levels of compensation paid to executives of comparable banking organizations. Labor market values are established by reviewing the peer group banking organization supplemented by the average results of an analysis of published compensation surveys of similar size organizations in the banking industry to reflect broader industry trends.

The labor market values are used to create salary ranges. Individual executive salaries are determined relative to the ranges on the basis of a subjective assessment of each executive’s contribution to the Bank’s success as well as the level of knowledge and experience each executive brings to the job.

Annual Incentive Plan

Consistent with the goals of continued financial strength and shareholder value creation for 2004, annual incentive awards were based on a combination of achieving or exceeding corporate objectives for earnings growth, return on average assets and return on average equity, and individual performance of participating officers.

The annual incentive plan has minimum performance requirements, below which no bonuses may be awarded. Targets for earnings per share growth, minimum return on average equity and return on average assets are determined each year at the beginning of the annual incentive plan year.

Each year, target annual incentive opportunities for executives are established after examining the data from the peer group, again, supplemented by published surveys of compensation in the banking industry and internal relationships. The committee adopted a policy of setting target opportunities near the average of those available in the competitive market place. The target award is 70% of base salary for Mr. Lipkin and 35% of base salary for each of the other named executives except Mr. Lawrence.

Actual annual incentive awards are determined through a performance measurement process relative to achievement of Valley goals and individual performance objectives. Corporate performance accounts for 75% of each participant’s target award while individual performance accounts for 25% of each participant’s target award. Individual performance achievement measures are both objective (e.g., pre-determined goals) and subjective (e.g., Compensation and Human Resources Committee assessment of the executive’s leadership and management of resources). In addition, the committee can, at its discretion, adjust individual awards by plus or minus 20%. Actual awards can range from 0% to 115% of an executive’s base salary depending on company and individual performance.

Long-Term Stock Incentive Plan

Long-term incentive awards may be granted in the form of stock options (qualified incentive stock options or non-qualified stock options), stock appreciation rights and/or restricted stock. The purpose of these awards is to align executive long-term compensation opportunities with the realization of stock price growth and dividends for shareholders.

The number of stock options and restricted stock awards are determined on an annual basis using the target long-term incentive award opportunity as a guide. A combination of restricted stock and stock options are then awarded up to the target long-term incentive award opportunity on a subjective basis, taking into account Valley’s performance, competitive practices, and individual performance. Previous stock option and restricted stock awards also may be considered by the committee and the Board, at its discretion, in determining the number of stock options and restricted shares to be granted.

Compensation of the Chief Executive Officer and Other Named Executive Officers

For 2004, Mr. Lipkin was granted a 4.00% salary increase, bringing his base salary level to $650,000. This salary increase recognizes Mr. Lipkin’s contribution to Valley’s success, the level of knowledge and experience he brings to the job of Chairman, President and Chief Executive Officer, and the labor market levels of compensation paid to chief executive officers of comparable banking organizations. Additionally, Mr. Lipkin led Valley in achieving its annual objectives.

Salary adjustments for each of the other named executive officers averaged 4.89% of each of their base salaries and reflected individual officer contributions to the growth of the Bank, experience and skill levels and the movement of salaries in competitive labor markets.

The 2004 base salary levels were determined in accordance with Valley’s policy as described in “Base Salary” above.

For 2004, Valley’s performance did not meet all targeted levels and approved goals. As a result, recognizing the many extenuating circumstances which affected operations in 2004, the annual incentive award for Mr. Lipkin included a discretionary bonus of $79,000 approved by the committee. Mr. Lipkin contributed to this success by developing Valley’s management team, improving Valley’s financial strength, broadening the product line and expanding market share. As a result of these contributions, Mr. Lipkin’s annual incentive award was therefore 96.15% of his base salary.

Each named executive officer participated in the 2004 annual incentive program. Aggregate awards under the program averaged 47.48% of their 2004 salaries. Recognizing the many extenuating circumstances which affected operations in 2004, the annual incentive award for the named executives, excluding Mr. Lawrence, included a discretionary bonus of $35,000 approved by the committee.

The 2004 annual incentive awards were determined in accordance with Valley’s policy as described in “Annual Incentive Plan” above.

As part of the total compensation program in 2004, Mr. Lipkin was awarded a stock option grant for 21,000 shares at $26.74 per share, the market value on the date of grant. Mr. Lipkin also was awarded 10,500 shares of restricted Valley common stock. These amounts have been adjusted to reflect the five percent stock dividend issued in May 2004. The stock options become exercisable and the restricted stock becomes vested at the rate of 20% per year starting with the first anniversary from the date of grant. Mr. Lipkin’s opportunity to receive value from the option awards is contingent on the growth of Valley’s stock price over the vesting period of the awards.

In addition to the 10,500 restricted shares described above, during 2004, the Compensation and Human Resources Committee consulted with Aon Consulting, an independent compensation consulting firm, and determined that an 8,400 share restricted stock grant was a reasonable consideration for the benefits lost by Mr. Lipkin in connection with the termination of his split dollar arrangement. In connection with that determination, the Compensation and Human Resources Committee, approved the Split Dollar Agreement Revocation dated as of April 22, 2004.

During 2004, other executive officers named in the compensation tables received stock option grants totaling 48,000 shares at $27.97 per share, the market value on the date of grant. As a group, the other named executive officers received restricted stock awards totaling 25,000 shares. The stock options become exercisable and the restricted stock becomes vested at the rate of 20% per year starting with the first anniversary from the date of grant. The other executive officers’ opportunity to receive value from the option awards is contingent on the growth of Valley’s stock price over the vesting period of the awards.

The long-term incentive awards to executive officers in 2004 were made in accordance with the total target compensation approach described under “Long-Term Stock Incentive Plan” above. In addition, previous stock options and restricted stock awards were considered in making these awards.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation for each of the five highest paid officers. Deductible compensation for those officers is limited to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation that has been approved by shareholders.

Annual bonus payments to certain executive officers are exempt from the Section 162(m) limit because Valley shareholders approved the Executive Incentive Plan in 2000. Stock options granted under Valley’s Long-Term Stock Incentive Plan also are exempt from the 162(m) limit because Valley shareholders have approved such plan. Based on 2005 salaries, the Executive Incentive Plan and the restricted stock awards, as well as other compensation, Valley does not expect any of its active named executive officers to exceed the $1 million deductibility threshold during the 2005 taxable year.

Detailed information related to the compensation of five of Valley’s executive officers is shown in the compensation tables within this proxy statement.

Compensation and Human Resources Committee Members:

Robert E. McEntee, Chairman

Andrew B. Abramson

H. Dale Hemmerdinger

Gerald Korde

Robinson Markel

Barnett Rukin

PERFORMANCE GRAPH

The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 2000 in: (a) Valley’s common stock; (b) the Standard and Poor’s (“S&P”) 500 Stock Index; and (c) the Keefe, Bruyette & Woods’ KBW50 Bank Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time based on dividends (stock or cash) and increases or decreases in the market price of the stock.

	1/00	12/00	12/01	12/02	12/03	12/04
Valley	100.0	129.70	139.60	144.30	173.40	178.30
KBW 50	100.0	120.10	115.10	107.00	143.40	157.80
S&P 500	100.0	90.90	80.10	62.40	80.30	89.00

REPORT OF THE AUDIT COMMITTEE

February 24, 2005

To the Board of Directors of Valley National Bancorp:

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Ernst & Young LLP, performs an annual independent audit of the financial statements and expresses an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

The following is the report of the Audit Committee with respect to the audited financial statements for fiscal 2004. With respect to fiscal 2004, the Audit Committee has:

•	reviewed and discussed Valley’s audited financial statements with management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the scope of its services, including its audit plan;

•	reviewed Valley’s internal control procedures;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	reviewed the written disclosures and confirmation from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP their independence from management and Valley;

•	approved the audit and non-audit services provided during fiscal 2004 by Ernst & Young LLP.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Valley’s Annual Report on Form 10-K for fiscal 2004. The Audit Committee also evaluated and reappointed Ernst & Young LLP as Valley’s independent auditors for fiscal 2005.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2004 Annual Report on Form 10-K, a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. Ernst & Young LLP is also required by Section 404 to prepare and include as part of the Company’s 2004 Annual Report on Form 10-K, the auditors’ attestation report on management’s assessment. During the course of 2004, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal control, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with Ernst & Young LLP. Management’s assessment report and the auditor’s attestation report are included as part of the 2004 Annual Report on Form 10-K.

Leonard Vorcheimer, Committee Chairman

Andrew B. Abramson, Vice Chairman

Eric P. Edelstein

Walter H. Jones, III

Gerald Korde

Robert E. McEntee

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

All members of the Compensation and Human Resources Committee, or their affiliates, have engaged in loan transactions with the Bank, except for Robinson Markel. The members of the Committee are Messrs. Robert McEntee (Chairman), Andrew Abramson, H. Dale Hemmerdinger, Gerald Korde and Barnett Rukin. All such loans were made in the ordinary course of business of the Bank. No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of Valley’s Compensation and Human Resources Committee, except that an entity controlled by Mr. Abramson has contracted to purchase property from the Bank for $700,000 as described below.

CERTAIN TRANSACTIONS WITH MANAGEMENT

The Bank has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

During 2004, the Bank and its customers paid $127,667 (in excess of 5% of the firm’s gross revenues in 2004) for legal services to a law firm whose partner is Graham O. Jones, a director and shareholder of Valley. During 2004, the Bank and its customers paid $160,920 for legal services to a law firm whose shareholder is Richard S. Miller, a director and shareholder of Valley. During 2004, the Bank also paid for legal services to a law firm whose partner is Robinson Markel, a director and shareholder of Valley. During 2004, Valley paid Michael Guilfoile pursuant to a long-standing retainer consulting agreement with MG Advisors, Inc., whose chairman is Mary J. Steele Guilfoile, a director and shareholder of Valley. Ms. Guilfoile, is the spouse of Michael Guilfoile. On February 4, 2005, Andrew Abramson, a director and shareholder of Valley, entered into a contract with the Bank to purchase through a business he is affiliated with real estate owned, acquired by the Bank through foreclosure. The purchase price of the property in the contract is $700,000 compared to a recent appraisal of $680,000. Mr. Abramson agreed to acquire the property after a transaction with an unrelated third party, for less money, did not close. Mr. Abramson holds less than 25% ownership interest of the business, with the remaining ownership interest divided among his brother, sister and mother.

Prior to 2003, the Bank purchased $150 million of bank-owned life insurance from a nationally known insurance company after a lengthy competitive selection process and substantial negotiations over policy costs and terms. The son-in-law of Gerald Lipkin, Chairman, President and CEO, a director and a shareholder of Valley, is a licensed insurance broker who introduced Valley to the program offered by this insurance company. In 2004, Mr. Lipkin’s son-in-law earned $58,874 of insurance commissions (and will receive future commissions during the remainder of the term of the policy) pursuant to an arrangement he entered into with the insurance broker associated with the insurance company for a portion of the broker’s commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Valley’s directors and executive officers to file reports relating to their ownership and changes in ownership of Valley common stock with the Securities and Exchange Commission and New York Stock Exchange. Based on information provided by Valley’s directors and executive officers and a review of such reports, Valley believes that all required reports were filed on a timely basis during 2004, other than Forms 4 by each of Joseph Coccia, a director; H. Dale Hemmerdinger, a director; and Spencer Witty, a director emeritus.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young, independent public accountants, audited the books and records of Valley for the years ended December 31, 2004 and 2003.

Ernst & Young has advised Valley that one or more of its representatives will be present at the annual meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

The fees billed for services rendered for Valley by its independent accountants for the years ended December 31, 2004 and 2003 were as follows:

	2004	2003
Audit Fees	$425,000	$315,100
Audit-related fees	18,500	15,400
Tax Fees	31,500	55,000
All Other Fees	69,676	12,245

	$544,676	$397,745

“Audit Fees” include, for 2004, the fees associated with an assessment of the Company’s internal control over financial reporting integrated with the audit of the Company’s financial statements.

“Audit-Related Fees” include fees paid for benefit plan audits and accounting consultations necessary to comply with generally accepted auditing standards. “Tax Fees” include fees paid for tax return review and state and local tax consulting.

In 2003, the Audit Committee adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountants to Valley. The policy requires that all services to be performed by Ernst & Young LLP, Valley’s independent accountants, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At each subsequent Audit Committee meeting, the Committee receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by Ernst & Young LLP during fiscal 2004.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in Valley’s notice of shareholders’ meeting in order for the proposal to be properly considered at a meeting of Valley.

Proposals of shareholders which are eligible under the rules of the Securities and Exchange Commission to be included in Valley’s year 2006 proxy material must be received by the Corporate Secretary of Valley National Bancorp no later than November 7, 2005.

If Valley changes its 2006 annual meeting date to a date more than 30 days from the date of its 2005 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Valley begins to print and mail its proxy materials. If Valley changes the date of its 2005 annual meeting in a manner that alters the deadline, Valley will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy and return it in the enclosed envelope or vote by telephone or Internet. The proxy is solicited on behalf of the Board of Directors.

By Order of the Board of Directors

Gerald H. Lipkin
Chairman, President and Chief Executive Officer

Wayne, New Jersey

March 7, 2005

A copy of Valley’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2004 filed with the Securities and Exchange Commission will be furnished to any shareholder upon written request addressed to Dianne M. Grenz, Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Valley’s Annual Report on Form 10-K (without exhibits) is also available on Valley’s website at www.valleynationalbank.com.

Appendix A

VALLEY NATIONAL BANCORP

2004 DIRECTOR RESTRICTED STOCK PLAN

(Adopted by the Board of Directors on August 17, 2004)

1.	Purpose

The purpose of this 2004 Director Restricted Stock Plan (the “Plan”) of Valley National Bancorp (the “Company”) is to increase ownership interest in the Company of Nonemployee Directors whose services are considered essential to the Company’s continued progress and to provide a further incentive for attracting and retaining directors of the Company. This Plan provides for the payment of shares of restricted Common Stock to Nonemployee Directors who elect to receive restricted Common Stock in lieu of cash retainer and meeting fees. The effectiveness of this Plan is conditioned upon shareholder approval of the Plan, and no shares shall be issued hereunder prior to the date on which the shareholders of the Company approve the Board’s adoption.

2.	Definitions

In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

“Administrator” shall mean the Compensation and Human Resources Committee of the Board.

“Annual Retainer Fee” means the annual retainer fee payable to a Nonemployee Director under the Company’s compensation policies for directors in effect from time to time.

“Award Date” means the date of an annual stockholders meeting or such other date as determined by the Board.

“Bank” means Valley National Bank, a Subsidiary.

“Board” means the Board of Directors of the Company.

“Change in Control” means any of the following events, as determined by the Board: (i) when the Company or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities (a “Control Person”), (ii) upon the first purchase of the Company’s common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii) upon the approval by the Company’s shareholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation which is approved by at least two-thirds of the Continuing Directors (as hereinafter defined) or the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (in either case, a “Non-Control Transaction”)), (B) a sale or disposition of all or substantially all of the Company’s assets or (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the “Continuing Directors”) cease for any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank’s common stock or (B) all or substantially all of the Bank’s assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company’s then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law.

“Common Stock” means the common stock of the Company.

“Disability” means that a Participant is determined to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole discretion of the Administrator.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fees” shall mean Meeting Fees and/or Annual Retainer fees.

“Meeting Fees” means the fees payable to a Nonemployee Director for attendance at regular meetings of the Board.

“Nonemployee Director” means an individual who is a member of the Board, but who is not an employee of the Company or any of its subsidiaries.

“Participant” means a Nonemployee Director who has elected to receive Restricted Stock in lieu of cash Fees.

“Restricted Stock” means the Common Stock awarded to a Participant pursuant to Sections 5(a) and 5(b) of the Plan that is subject to the vesting restrictions set forth in Section 5(d).

“Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	Administration

The Plan shall be administered by the Administrator. The Administrator shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Administrator shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Administrator shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Administrator may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as it may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Administrator upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

4.	Shares Available

The maximum number of shares of Common Stock that may be delivered under the Plan shall equal three hundred thousand (300,000). Such shares shall be subject to adjustment or substitution pursuant to Section 6 herein. If any shares of Restricted Stock awarded hereunder are canceled, lapse or forfeited in accordance with the provisions of Section 5 herein, then such shares shall again be available for delivery under the Plan. Shares delivered under the Plan may be original issue shares, treasury stock or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee) from time to time.

5.	Restricted Stock Awards

(a) Awards for Annual Retainer Fee and Meeting Fees. Any cash Fees that a Participant elects to forego in exchange for shares of Common Stock shall be payable in the form of whole shares of Restricted Stock. The total number of shares of Restricted Stock to be issued under this Section 5(a) to a Participant in lieu of cash Fees shall be determined by dividing such foregone Fees by the product of 75% (or such other percentage as is determined by the Administrator) and the closing stock price in dollars per share of the Common Stock on the applicable Award Date (or as of such other date as is determined by the Administrator).

(b) Accumulation of Fees. In its sole discretion, the Administrator may elect to permit Participants to forego fees throughout an entire fiscal year of the Company and to have Restricted Stock awarded at the beginning of such year pursuant to the formula set forth in Section 5(a). In that event, then any shares of Restricted Stock that are to be awarded may, if the Administrator elects, be increased by a ratable number to reflect any dividends that were declared and paid with respect to Common Stock during the accumulation period.

(c) No Fractional Shares. In no event shall the Company be obligated to issue fractional shares under this Section, but instead shall pay any such fractional share in cash based on the closing stock price of the Common Stock on the Award Date.

(d) Vesting. Except as otherwise provided in this Section 5(d), shares of Restricted Stock shall not become vested until the fifth anniversary of the applicable Award Date (the “Vesting Date”). If the Participant ceases to serve as a Nonemployee Director before the Vesting Date due to the Participant’s death while a member of the Board, the Participant’s resignation from the Board due to a Disability, the Participant’s inability to stand for re-election due to age restrictions, or the Participant’s failure to be re-elected after standing for re-election, or if there is a Change in Control prior to the Vesting Date (each of the foregoing an “occurrence”), then the shares shall become fully vested as of the date of such occurrence. If the Participant ceases to serve as a Nonemployee Director prior to the Vesting Date for any reason other than any of the foregoing occurrences, then the unvested Restricted Stock shall be forfeited as of the date of such cessation of service. A Participant may not sell, transfer or otherwise dispose of any such shares of Restricted Stock until they become vested; however, the Participant shall have the right to receive dividends with respect to the shares and to vote the shares prior to vesting.

6.	Adjustments in Authorized Shares

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code of 1986, as amended) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of shares of Common Stock which may be delivered under the Plan, as may be determined to be appropriate and equitable by the Administrator, in its sole discretion, to prevent dilution or enlargement of rights.

7.	Resales of Shares

The Company may impose such restrictions on the sale or other disposition of shares issued under this Plan as the Administrator deems necessary to comply with applicable securities laws. Certificates for shares issued under this Plan may bear such legends as the Company deems necessary to give notice of such restrictions. The Company will retain custody of all shares of Common Stock granted hereunder in escrow until such time as the retained shares become vested.

8.	Compliance with Law and Other Conditions

No shares shall be issued under this Plan prior to compliance by the Company, to the satisfaction of its counsel, with all applicable laws. The Company shall not be obligated to (but may in its discretion) take any action under applicable federal or state securities laws (including registration or qualification of the Plan or the Common Stock) necessary for compliance therewith in order to permit the issuance of shares hereunder, except for actions (other than registration or qualification) that may be taken by the Company without unreasonable effort or expense and without the incurrence of any material exposure to liability.

9.	Amendment, Modification and Termination of the Plan

The Board shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that an amendment to the Plan may be conditioned on the approval of the stockholders of the Company if and to the extent the Board determines that stockholder approval is necessary or appropriate. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Restricted Stock award previously granted under the Plan, without the written consent of the affected Participant.

10.	Obligations Unfunded and Unsecured

The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company or any subsidiary (including Common Stock) for payment of any amounts or issuance of any shares of Common Stock hereunder. No Participant or other person shall own any interest in any particular assets of the Company or any subsidiary (including Common Stock) by reason of the right to receive payment under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst the Company, any subsidiary, and the Participants, their designated beneficiaries or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, such reserve shall not under any circumstances be deemed to be an asset of the Plan. It is intended that this Plan not be subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as the Restricted Stock granted hereunder is subject to a substantial risk of forfeiture.

11.	Miscellaneous

(a) Nothing in the Plan shall be construed as conferring any right upon any Participant to continue as a member of the Board.

(b) To the extent not preempted by federal law, the Plan and all rights and agreements hereunder shall be construed in accordance with and governed by the laws of New Jersey, without regard to conflicts of law provisions.

(c) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d) By electing to participate in the Plan, Participants shall be deemed conclusively to have accepted and consented to all terms of the Plan, as amended from time to time, and all actions or decisions made or to be made by the Company, the Board, or the Administrator with regard to the Plan. Such terms and consent shall also apply to, and be binding upon, the beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

Appendix B

VALLEY NATIONAL BANCORPORATION

EXECUTIVE INCENTIVE PLAN

1.	Purpose.

The purposes of this Valley National Bancorporation Executive Incentive Plan (the “Plan”) are (i) to provide an incentive mechanism to senior executives to maximize the performance of the Company and its subsidiaries, and (ii) to attract and retain achievement oriented senior executives.

2.	Definitions.

For purposes of the Plan, the following terms shall have the defined meanings as set forth below:

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” shall mean the committee of the Board described in Section 4 hereof.

“Company” shall mean Valley National Bancorporation, a corporation organized under the laws of the State of New Jersey (or any successor corporation).

“Disability” shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease, or mental disorder which renders him or her incapable of continuing in the employment of the Company. Such disability shall be determined by the Committee, based upon appropriate medical advice and examination.

“Participant” shall mean an officer of the Company or a subsidiary thereof who is awarded rights under the Plan.

“Performance Goal” shall mean the performance goal set by the Committee in accordance with Section 6 of the Plan.

“Retirement” shall mean retirement from active employment with the Company on or after attainment of age 62, unless an earlier retirement is approved by the Committee.

3.	Effective Date.

The Plan shall be effective on January 1, 2000, provided, however, that the effectiveness of this Plan is conditioned on its approval by an affirmative vote of the holders of Company stock represented at a meeting duly held in accordance with applicable law within twelve (12) months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by such stockholders within such twelve-month period.

4.	Administration.

(a) The Plan shall be administered by the Compensation and Human Resources Committee (“Committee”) of the Board, which shall consist solely of two or more directors each of whom is an outside director within the meaning of the applicable regulations under Section 162(m) of the Code or any successor thereto. The members of the Committee shall be appointed by, and may be changed from time to time at the discretion of, the Board.

(b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan; (ii) to construe, interpret, and implement the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to make all determinations necessary or advisable in administering the Plan; and (v) to correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

(c) The Committee shall maintain written minutes of its meetings, including minutes regarding the Performance Goals established by the Committee pursuant to Section 6 hereof, and any certification regarding the satisfaction of Performance Goals made pursuant to Section 7 hereof.

(d) Solely for purposes of satisfying the shareholder approval requirement of Section 162(m) of the Code, the Committee shall cause the material terms under which awards are to be paid to be disclosed to shareholders for approval by a majority of the vote in a separate shareholder vote before the payment of the award. In order to prevent the disclosure of confidential competitive information, such disclosure shall be limited to the disclosure of only those material terms necessary to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder.

(e) All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

(f) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

(g) To the extent allowable under the regulations under Section 162(m) of the Code, the Committee may, in its sole discretion, revise the amount payable under an award downward, if, in the business judgment of the Committee, it is in the best interests of the Company and its shareholders, and an unintended windfall, or inequitable payment will otherwise result.

5.	Eligibility and Participation.

The class of officers who are eligible to receive payments under the Plan shall consist of such members of the officers of the Company or a subsidiary thereof as the Committee shall in its sole discretion select. The Committee annually shall determine the officers who shall be eligible to receive awards under the Plan.

6.	Awards.

The Committee shall, prior to or during the first quarter of each calendar year, establish Performance Goals for determining the incentive awards for such calendar year for Participants in the Plan. The Committee, in determining such Performance Goals, may consider appropriate recommendations made by the Compensation and Human Resources Committees. In establishing the Performance Goals, the Committee may, in its discretion, consider one or more business criteria that apply to the Participant, the Company as a whole, or any designated subsidiary or business unit of the Company or a subsidiary thereof. Such business criteria may include, inter alia, revenues of the Company or any subsidiary, pre-tax profits of the Company or any subsidiary, stock price, market share, earnings per share, return on equity, or costs, as well as projected Company and industry performance, and such other factors it may deem appropriate, including conditions in the general economy and in the industry.

As soon as practicable after the close of each calendar year, the Committee shall determine the actual incentive awards to be made to the Participants, provided, however, that prior to the close of such calendar year, the

Committee may estimate the actual incentive awards to be made to all or certain of the Participants and may authorize the immediate distribution of all or any portion thereof to such Participants, and provided further, however, that during any such calendar year the Committee may, in its discretion, determine incentive awards for the portion of the year preceding such determination and may authorize the immediate distribution of such awards to all or certain of the Participants.

In determining such awards, the Committee may consider, inter alia, the following:

(i) the salary of each Participant; (ii) the level of executive or managerial responsibility; and

(iii) the performance of each Participant.

7.	Committee Certification.

Prior to the payment of the value of any award, the Committee will certify in writing that the Performance Goals set forth in Section 6 and any other material terms within the meaning of the regulations under Section 162(m) of the Code were in fact satisfied.

8.	Payment of Awards.

As soon as practicable after the Committee certification pursuant to Section 7 hereof, the Company shall pay to each Participant, in cash, a lump sum equal to the value of his or her award.

9.	Termination of Employment.

(a) If a Participant’s employment with the Company terminates prior to payment for any reason other than (i) death; (ii) Disability; or (iii) Retirement, then the Participant shall not be entitled to any payment with respect to any award granted, unless otherwise provided by the terms of an employment contract.

(b) If a Participant’s employment is terminated due to (i) death; (ii) Disability; or (iii) Retirement, then within the twelve months following such death, Disability or Retirement, the Committee, in its sole discretion, may authorize payment to the estate of the Participant of all or any portion of the amount attributable to awards granted to the Participant.

10.	Amendment of the Plan.

The Board may from time to time alter, amend, suspend, or discontinue the Plan. However, no such amendment or modification shall adversely affect any Participant’s rights with regard to outstanding awards.

11.	Assignability.

No awards granted under the Plan shall be pledged, assigned or transferred by any Participant except by a will or by the laws of descent and distribution. Any estate of any Participant receiving any award under the Plan shall be subject to the terms and conditions of the Plan.

12.	Tax Withholding.

Under the Plan, payments made to Participants shall be made in cash, except as otherwise provided in Section 8. However, such payments shall be made net of any amounts necessary to satisfy federal, state and local withholding tax requirements, where required by law.

13.	No Contract of Employment.

Neither the action of the Company in establishing this Plan, nor any provisions hereof, nor any action taken by the Company, nor the Committee or Board pursuant to such provisions, shall be construed as giving to any employee or participant the right to be retained in the employ of the Company.

14.	Other Provisions.

The following miscellaneous terms and conditions are also in effect under the Plan:

(a) Any expenses and liability incurred by the Board, the Committee or the Company in administering the Plan shall be paid by the Company.

(b) Any benefits received or amounts paid to a Participant with respect to awards under the Plan shall have no effect on the level of benefits provided to or received by such Participant, or the Participant’s estate or beneficiaries, as a part of any other employee benefit plan or similar arrangement provided by the Company, except as provided under the terms of such other employee benefit plan or similar arrangement.

Appendix C

VALLEY NATIONAL BANCORP

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Valley National Bancorp (the “Company”), (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the Audit Committee Report required to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than four members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange (the “NYSE”) and the “independence” requirements of the Sarbanes-Oxley Act of 2002, contained in Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee, which shall also designate one person as chairman. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Audit Committee shall be directly responsible for and have the sole authority to appoint or replace the independent auditors, and shall pre-approve all audit engagement fees and terms and all non-audit engagements with the independent auditors in accordance with the rules of the NYSE and Section 10A(i) of the Exchange Act. The independent auditors shall report directly to the Audit Committee. The Audit Committee shall consult with management but shall not delegate its responsibilities hereunder.

The Audit Committee shall receive from the independent auditors the reports on critical accounting policies and practices, alternative treatments and material communications with management as required by Section 10A(k) of the Exchange Act.

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors or consultants employed by the Committee and to fund its ordinary administrative expenses necessary and appropriate to carry out its duties. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the internal auditors and the independent auditors in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Additional Responsibilities

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form l0-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

3. Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4. Discuss with management and the independent auditors the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information.

5. Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a) The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

(b) The management letter provided by the independent auditors and the Company’s response to that letter.

(c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

8. Discuss with management due diligence examinations planned or conducted in connection with the Company’s significant proposed acquisitions.

Oversight of the Company’s Relationship with the Independent Auditors

9. Review the experience and qualifications of the senior members of the independent auditor’s team.

10. Obtain and review a report from the independent auditors at least annually describing (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. After reviewing such report the Audit Committee will evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

11. Assure that the lead audit partner of the independent auditors and the audit partner responsible for reviewing the audit are rotated at least every five years and consider rotation of the independent auditing firm itself on a regular basis.

12. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account (recognizing that the independent auditors may not perform the audit if the chief executive officer, controller, chief financial officer or chief accounting officer was employed by the independent auditors and participated in any capacity in the audit during the one year preceding the initiation of the audit).

13. Discuss with the national office of the independent auditors issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

14. Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

15. Determine through discussions with the independent auditors and internal auditors that management placed no restrictions on the scope of their examinations or on efficient completion of audits.

Oversight of the Company’s Internal Audit Function

16. Meet with the Director of Risk Management and the Chief Audit Executive (CAE) at each quarterly meeting without senior management present.

17. Review and approve the appointment of the CAE.

18. Review the significant reports to management prepared by the internal auditing department and management’s responses, resolve significant differences between internal audit and management and mandate corrective action.

19. Review and discuss with management and the independent auditors the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit. Approve the Annual Internal Audit Budget Plan prepared by the CAE.

20. Review and approve the Internal Audit Department Charter.

Compliance Oversight Responsibilities

21. Obtain from the independent auditors assurance that Sections (a) through (k) of Section 10A of the Exchange Act have not been implicated.

22. Obtain reports from management and the Company’s Chief Audit Executive indicating whether they have become aware that any of the activities of the Company and its subsidiaries are not in material conformity with applicable legal requirements or the Company’s Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to any material issues that have been brought to the

Committee’s attention concerning compliance with applicable laws and regulations and with the Company’s Code of Conduct. Monitor the company’s antifraud measures with respect to appropriate fraud deterrence and prevention measures.

23. Establish procedures as required by Section 10A(m) of the Exchange Act for:

(a) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

(b) The confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

24. Review examination reports received from the Comptroller of the Currency and Federal Reserve and any responses by the Company to those reports.

25. Monitor compliance with Section 404(a) of the Sarbanes-Oxley Act of 2002 (Exchange Act rules 13a-15 and 15d-15), Section 112 of the FDIC Improvement Act (12 U.S.C. 1831m) and part 363 of the FDIC’s regulations, which require an annual report by management and an attestation by the independent outside auditors on the Bank’s internal controls over financial reporting and compliance issues.

26. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

27. Discuss with the Company management legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

28. One member of the Audit Committee shall attend meetings of the Anti-Money Laundering and Bank Secrecy Act Oversight Committee.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

VALLEY NATIONAL BANCORP

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 6, 2005

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WALTER H. JONES, III, ROBERT E. McENTEE and LEONARD J. VORCHEIMER and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned’s name at the annual meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Prime Hotel & Suites (formerly, Radisson Hotel), 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 6, 2005 at 2:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR the election of all the proposals.

Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

(Continued and to be signed on the reverse side)

PROXY VOTING INSTRUCTIONS

Mail

Sign, date and mail your proxy card in the envelope provided as soon as possible.

Telephone

Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Internet

Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

(Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF 15 DIRECTORS

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

☐ Andrew B. Abramson, ☐ Pamela Bronander, ☐ Eric P. Edelstein, ☐ Mary J. Steele Guilfoile, ☐ H. Dale Hemmerdinger, ☐ Graham O. Jones, ☐ Walter H. Jones, III, ☐ Gerald Korde, ☐ Michael L. LaRusso, ☐ Gerald H. Lipkin, ☐ Robinson Markel, ☐ Robert E. McEntee, ☐ Richard S. Miller, Barnett Rukin, ☐ Leonard J. Vorcheimer.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method: ☐

2.	2004 DIRECTOR RESTRICTED STOCK PLAN

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	SECTION 162(m) PERFORMANCE CRITERIA UNDER THE EXECUTIVE INCENTIVE PLAN

FOR ☐ AGAINST ☐ ABSTAIN ☐

4.	In their discretion, upon such other matters as may properly come before the meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE SIGN, DATE AND RETURN PROMPTLY

Signature of Shareholder                                  Date:                  Signature of Shareholder                                  Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.